POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned,
Rosa P. Jackson,  hereby appoints Marguerite Woung-Chapman,
Jace D. Locke, Lara A. Mason, Alan D. Bishop or Stacy J. James to be the true and lawful attorneys-in-fact for the undersigned, for her and in her name, place and stead to execute, acknowledge, deliver and file, as required, with the Securities and Exchange Commission, national securities exchanges, El Paso Pipeline GP Company, L.L.C. (the Company) and El Paso Pipeline Partners, L.P. (the Partnership), the following forms with respect to the securities of the
Partnership: (i) Forms 3, 4 and 5 (including amendments thereto) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and (ii) Form 144 (including amend-ments thereto) in accordance with the Securities Act of 1933, as amended, and the rules and regulations thereunder, and hereby grants to each of Marguerite Woung-Chapman, Jace D. Locke, Lara A. Mason, Alan D. Bishop or Stacy J. James full power and authority, to act individually, to perform all acts necessary to complete such purposes.

	The undersigned agrees that the attorneys-in-fact herein, Marguerite Woung-Chapman, Jace D. Locke, Lara A. Mason, Alan D. Bishop or Stacy J. James, may rely entirely on information furnished orally or in writing by the undersigned to such attorneys-in-fact. The undersigned also agrees to indemnify and hold harmless the Company, the Partnership and the attorneys-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to the attorneys-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 and Form 144 (including amendments thereto) and agrees to reimburse the Company, the Partnership and the attorneys-in-fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action. The undersigned acknowledges that none of the attorneys-in-fact named herein, in serving in such capacity at the request of the undersigned, is assuming, nor is the Company or the Partnership assuming, any of the responsibilities of the undersigned to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or with the Securities Act of 1933, as amended, including Rule 144 thereunder.

	The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein. This Power of Attorney supersedes any power of attorney previously in place.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and Form 144 with respect to the holdings and transactions in securities of the undersigned issued by the Partnership, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact named herein; provided that this Power of Attorney shall terminate with respect to any attorney-in-fact (but not with respect to the other attorneys-in-fact) at such time as such attorney-in-fact ceases to be an employee of the Company or any of its affiliates.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney
to be executed as of this   10th day of November, 2009.

s/  Rosa P. Jackson